EXHIBIT 23.1


                           Ronald R. Chadwick, P.C.
                        Certified Public Accountant
                           2851 South Parker Road
                                 Suite 720
                           Aurora, Colorado  80014
                             Phone (303)306-1967
                              Fax (303)306-1944


        CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use in the Registration Statement of Promap Corporation on Form S-1 of my Report of Independent Registered Public Accounting Firm, dated September 2, 2009, on the balance sheets of Promap Corporation as at December 31, 2007 and 2008, and the related statements of operations, stockholders' equity, and cash flows for the years then ended.

In addition, I consent to the reference to me under the heading "Experts" in the Registration Statement.


                                         RONALD R. CHADWICK, P.C.
Aurora, Colorado
November 23, 2009                        /s/ Ronald R. Chadwick, P.C.